Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
OF ALASKA PACIFIC BANCSHARES, INC.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned in her capacity as an officer of Alaska Pacific Bancshares, Inc. hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the Company’s Annual Report on Form 10-K, that:

•	The report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and

•	The information contained in the report fairly presents, in all material respects, the Company’s financial condition and results of operations.

March 30, 2011	/s/ Julie M. Pierce
Date	Julie M. Pierce
Senior Vice President and Chief Financial Officer